EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 22, 2010 on the financial statements of Aradigm Corporation, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Odenberg Ullakko Muranishi & Co
San Francisco, California
August 10, 2010